UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2007

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
                  APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
                      CERTAIN OFFICERS

(e)  On February 15, 2007, the Board of Directors of SCANA Corporation (“SCANA”) adopted criteria for performance bonuses for the years 2007 through 2009 under SCANA’s Long-Term Equity Compensation Plan (the “Plan”). The criteria for the 2007-2009 Plan performance cycle provide that participants’ performance will be measured and awards determined for each year in the three-year performance cycle rather than for the entire performance cycle, as had been the case for prior performance cycles. Although participants’ performance will be measured and awards may be earned annually, payment for any such annual award will be deferred until after the end of the three-year cycle and will not be made to a participant if the participant is not employed by SCANA or its affiliate at the end of the cycle, subject to certain exceptions in the event of retirement, death or disability.  The other performance criteria adopted by SCANA's Board of Directors for the 2007-2009 Plan performance cycle do not differ materially from the 2006-2008 Plan performance cycle.  Each of SCANA’s named executive officers participates in the Plan.

   On the same day, SCANA’s Board of Directors approved base salaries for SCANA’s named executive officers and criteria for performance bonuses under SCANA’s Short-Term Incentive Plan, in which each of SCANA’s named executive officers participates, for the year 2007. Such base salaries and performance bonus criteria do not differ materially from year 2006 levels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            SCANA Corporation
                    (Registrant)

February 22, 2007                         By: /s/James E. Swan, IV
                                                                                                   James E. Swan, IV
                                                                                                   Controller